News Release
www.aviatnetworks.com

Aviat Networks Sets Date for Its Fiscal 2019 Fourth Quarter and Fiscal 2019 Financial Results Announcement and Conference Call

Company Provides Preliminary Fiscal 2019 Fourth Quarter and Year-end Selected Results; Strong Performance in North America Bodes Well for Fiscal 2020

MILPITAS, Calif., August 15, 2019 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks” or the “Company”), the leading expert in wireless transport solutions, today announced that it will be reporting its fiscal 2019 fourth quarter and year-end results for the period ended June 28, 2019, on Tuesday, August 27, 2019 after-market close. The Company also disclosed that it will be hosting a teleconference and webcast to discuss its financial results and outlook later that afternoon (Tuesday, August 27, 2019) at 4:30 p.m. Eastern / 1:30 p.m. Pacific.

Speaking from management will be Michael Pangia, President and Chief Executive Officer, and Stan Gallagher, Senior Vice President and Chief Operating Officer. Following management's remarks, there will be a question and answer period. To listen to the live conference call, please dial toll-free (US/CAN) 866-562-9910 or toll-free (INTL) 661-378-9805, conference ID: 1197914. We ask that you dial-in approximately 10 minutes prior to the start time. Additionally, participants are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call is completed at http://investors.aviatnetworks.com/events-and-presentations/events.

The Company expects its fiscal 2019 fourth quarter revenue to be in the range of $63 to $65 million, resulting in fiscal 2019 revenue of $243 to $245 million, representing modest growth over the comparable prior year periods. Consistent with prior guidance, gross margin for fiscal 2019 is expected to be approximately 33%. As a result of the Company’s fourth quarter revenue being below prior guidance and due to the effect of additional variable compensation expense due to exceptionally strong bookings, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) is expected to be lower than anticipated and slightly below the prior year.

The estimates above are based on management’s preliminary analysis and subject to change. No further financial information for the 2019 fiscal year will be provided prior to the Company’s planned release on August 27, 2019.

Michael Pangia, President and Chief Executive Officer of Aviat Networks stated, “The slowdown in spending in Africa is well documented and continued to impact our business relative to our expectations. With that said, our fiscal 2019 fourth quarter performance in North America was exceptional, with North America revenue expected to be up over 25% and our bookings more than double both on a year-over-year basis. Further, on a consolidated basis, we had the best bookings year since fiscal 2014.”

Mr. Pangia continued, “As investors will see from our fiscal 2020 first half outlook, which will be disclosed in the Company’s conference call, we are expecting significant bottom-line improvements, with non-GAAP operating income expected to be approximately $6 million compared to $3 million in the first half of fiscal 2019. We are confident in our ability to achieve these results given our backlog, bookings and projects underway, and our results could improve based on various efficiency and growth-related programs underway.”

Mr. Pangia concluded, “While results fell short of our expectations, we have significant momentum moving into fiscal 2020. We look forward to reporting our results, discussing our highlights and the steps we are taking to enhance profitability and shareholder value.”

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high performance products, simplified operations, and the best overall customer experience. Aviat Networks is headquartered in Milpitas, California. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 including Aviat Networks’ beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2019, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat Networks and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat Networks regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use our net operating loss carryforwards;

•	the effects of currency and interest rate risks;

•	the conduct of unethical business practices in developing countries; and

•	the impact of political turmoil in countries where we have significant business.

For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 28, 2018 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Glenn Wiener, GW Communications for Aviat Networks, Inc.
Tel: 212-786-6011 / Email: gwiener@GWCco.com

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